EXHIBIT 10.5

FEE AGREEMENT

This Fee Agreement (“Agreement”), dated as of April 3, 2008, is between Green Plains Grain Company LLC, a Delaware limited liability company (“Borrower”), and First National Bank of Omaha, a national banking association (“Lender”).

PRELIMINARY STATEMENT

Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in that certain Credit Agreement dated as of the date of this Agreement between Borrower and Lender (the “Credit Agreement”).  Concurrent with the execution of this Agreement, Borrower and Lender entered into the Credit Agreement pursuant to which Lender will make Revolving Credit Loans and the Term Loan to Borrower, secured by the Collateral.

Lender’s agreement to make Revolving Credit Loans and the Term Loan is subject to payment to Lender of the non-refundable origination fee set forth herein.

AGREEMENT

1.

Fee.  As of the Closing, Lender shall have fully earned, and Borrower shall have paid to Lender, a non-refundable origination fee for the Revolving Credit Loans and Term Loan equal to one hundred thirty-six thousand five hundred dollars ($136,500).  Lender shall use the proceeds of such fee to pay each participating bank an origination fee equal to twenty-five basis points (0.25%) of the amount of each such bank’s commitment to help fund the Revolving Credit Loans and Term Loan.

2.

Notices.  All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested.  Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Borrower:

Green Plains Grain Company LLC
105 N. 31st Avenue, Suite 103
Omaha, Nebraska 68131
Attention:  Jerry Peters

If to Lender:

First National Bank of Omaha
625 Maryville Center Drive, Suite 100
St. Louis, Missouri 63141
Attention:  Kenneth Feaster

And

First National Bank of Omaha

1620 Dodge Street, Stop 1057

Omaha, Nebraska 68197

Attention:  Brian Frevert

3.

Waiver and Amendment.  No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought.  Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

4.

Severability.  The provisions of this Agreement shall be deemed severable.  If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

5.

Other Documents.  Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Agreement.

6.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Borrower and Lender with respect to the subject matter of this Agreement.

7.

Forum Selection; Jurisdiction; Venue; Choice of Law.  Borrower acknowledges that this Agreement was substantially negotiated in the State of Nebraska, the Agreement was signed by Lender in the State of Nebraska and delivered by Borrower in the State of Nebraska and there are substantial contacts between the parties and the transactions contemplated herein and the State of Nebraska.  For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Nebraska and Borrower consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Nebraska in accordance with applicable law.  Furthermore, Borrower waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper.  It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Nebraska.  To the extent that a court of competent jurisdiction finds Nebraska law inapplicable with respect to any provisions hereof, then, as to those provisions only, the law of the state where the Real Property is located shall be deemed to apply.  Nothing in this section shall limit or restrict the right of Lender to commence any proceeding in the federal or state courts located in the state in which the Real Property is located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under this Agreement.

8.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

9.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed from a private panel.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Borrower:
Green Plains Grain Company LLC

By: /s/ Wayne Hoovestol Name: Wayne Hoovestol Title: President

Lender:
First National Bank of Omaha

By: /s/ Kenneth Feaster Name: Kenneth Feaster Title: Vice President

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